Exhibit 99.1

Emerald Acquires Generis Group, Accelerating Growth in Executive-Level Summits

Acquisition Adds Proven, Insight-Led Events That Build on Emerald’s High-Impact Executive Summits

New York, NY, August 12, 2025 – Emerald Holding, Inc. (NYSE: EEX) (“Emerald”) today announced that it has acquired 100% of the equity interest in Generis Group (“Generis”), a Toronto-based leader in B2B executive summits, enabling high-impact peer-to-peer connections. The acquisition enhances Emerald’s existing portfolio of proven executive-level summits by adding Generis’ insight-led, one-to-one meeting formats, known for delivering exceptional customer satisfaction and measurable business impact, in key growth markets.

“This acquisition is a strategic step in expanding Emerald’s presence in delivering proven, executive-level experiences across the U.S. and Europe,” said Hervé Sedky, CEO and President of Emerald. “These formats consistently deliver the highest satisfaction scores in our event portfolio and represent a key growth engine for the business. With the addition of Generis, Emerald will now host more than 50 executive summits annually - underscoring the strength, scale, and value of our offering. Together, we’re unlocking new opportunities to deepen executive relationships and drive sustained, long-term growth.”

Founded in 2014 by Francesco Scalzo, Jason Cheddie, and Nadim Allidina, Generis has established itself as a leader in high-impact, peer-to-peer executive summits – hosting eleven annual events across the U.S. and six in Europe. The company engages senior leaders across key verticals, including supply chain, manufacturing, packaging, digital transformation, and life sciences. Each Summit delivers targeted content and meaningful connections that support strategic decision-making and business growth. Generis’ curated events are built around the priorities of senior executives, featuring expert-led panels, curated content, and a proprietary one-to-one matchmaking platform that drives alignment and measurable outcomes. Generis’ differentiated model, anchored in personalized engagement and premium sponsor integration, has fueled consistent growth and strong customer retention.

“We are incredibly proud of what Generis has achieved over the past decade,” said Francesco Scalzo, CEO of Generis. “We believe Emerald’s expertise will empower Generis to scale our impact even more rapidly and reach new heights, while staying true to what has made our events valuable to senior executives. Together, we’ll redefine what exceptional looks like in the executive summits space.”

“This milestone is a reflection of the extraordinary commitment of our team and the enduring value of authentic connection in business," said Jason Cheddie, COO of Generis. “From the beginning, we built Generis with a clear focus on people - our colleagues, our clients, and the executive communities we serve. Partnering with Emerald gives us the platform to scale that vision, deepen our impact, and continue delivering experiences that are thoughtful, effective, and grounded in purpose. We are excited for what lies ahead.”

Forward-Looking Statements

This press release contains certain forward-looking statements regarding Emerald and its subsidiaries (collectively, the “Company”). All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding the Company’s ability to integrate and grow acquired businesses. These statements are based on management’s current expectations as well as estimates and assumptions prepared by management as of the date hereof, and although they are believed to be reasonable, they are inherently uncertain and not guaranteed. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of the Company’s control that may cause its business, industry, strategy, financing activities or actual results to differ materially. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise. Past results are not indicative of future performance.

About Emerald

Emerald Holding, Inc. (NYSE: EEX) is the largest U.S.-based B2B event organizer, empowering businesses year-round by expanding meaningful connections, developing influential content, and delivering powerful commerce-driven solutions. As the owner and operator of a curated portfolio of B2B events spanning trade shows, conferences, B2C showcases and a scaled hosted buyer platform, Emerald also delivers dynamic solutions across leading industries through its robust content and e-commerce marketplace. Emerald is a trusted partner for its thousands of customers, predominantly small and medium-sized businesses, playing a pivotal role in driving ongoing commerce through streamlined buying, selling, and networking opportunities. Powered by an experienced team, Emerald is fostering impactful engagement and delivering unparalleled market access with a commitment to driving business growth 365 days a year. For more: http://www.emeraldx.com

About Generis Group

Generis Group is an award-winning, full-service B2B event organizer committed to empowering executives worldwide to network, learn, and thrive through a dynamic portfolio of industry-leading summits. With expertise spanning aerospace and defense, automotive, food and beverage, packaging, pharma and biopharma, supply chain, manufacturing, medical devices, and information technology and cybersecurity, Generis Group fosters innovation, collaboration, and strategic growth across the globe. Discover more at www.generisgp.com.

Emerald Holding, Inc.
Investor Relations
investor.relations@emeraldx.com
1-866-339-4688 (866EEXINVT)

Source: Emerald Holding, Inc.